UNITED STATES

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2018 Executive Compensation Overview

Letter to Shareholders

Fellow Shareholders,

As you consider your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation, the members of the Compensation Committee join me in recommending a review of this Executive Compensation Overview, in addition to the information in the Compensation Discussion and Analysis section of ExxonMobil's 2018 Proxy Statement.

The Compensation Committee continues to support the overall design of this compensation program, because it recognizes the uniquely long-term nature of ExxonMobil's business model and investment horizon, relies on a strong pay-for-performance standard, and results in a shared experience between ExxonMobil executives and you, the long-term shareholders of our Company.

We encourage you to vote "FOR" Item 3.

Samuel J. Palmisano

Samuel J. Palmisano
Chair, ExxonMobil Compensation Committee



Shareholder Engagement Highlights

- Held 28 meetings with our largest shareholders throughout the calendar year – before, during, and after the proxy season
- Conducted shareholder webinar on May 11, 2017; next webinar scheduled for May 10, 2018
  - Webinars allow the Company to gather input from all shareholders
- Shareholder feedback resulted in specific changes to the compensation program and improvements in the disclosure

Say-On-Pay Results ("FOR")

2013	2014	2015	2016	2017
71%	90%	90%	89%	69%

Executive Summary

Key Messages – Why Vote "FOR" Say-On-Pay?

Compensation program links Company performance to executive pay

- **Reduced** 2017 performance share awards for CEO and other Named Executive Officers due to 10-year Total Shareholder Return (TSR) performance that is not leading average of industry peers (pages 2, 6, and 7)
- Industry-leading performance across all other metrics (pages 6 and 7)
- Increase in 2017 earnings resulted in annual bonus program **higher than 2016** (page 4)
- **Pay for CEO position is at 42nd percentile of benchmark CEOs**[1] (page 5)

Executive pay tied to shareholder experience

- **Over 60 percent of CEO pay delivered in the form of performance shares**, with restriction periods of 5 years, 10 years, and longer (pages 2 and 3)
- Long restriction periods expose executives to the full impact of the commodity price cycle, and prevent monetization of awards before the impact of business decisions becomes known (pages 2 and 3)

Shareholder feedback continues to result in program and disclosure improvements

- Confirmed the time period (**10 years**) used to determine Company performance against key metrics (pages 6 and 7)
- Decoupled performance metrics for the short-term bonus program from the long-term performance share program (page 4)
- Provided more specificity as to how the Compensation Committee (CC) determines the size of annual performance share awards (page 2)
- Clarified relative Company performance on key metrics against industry peers (table below and pages 6 and 7)

Performance Share Program – Key Metrics and Results

Performance Metrics (10-year)	Safety & Operations Integrity*	Return on Average Capital Employed (ROCE)*	Cash Flow from Operations and Asset Sales	Total Shareholder Return (TSR)	Strategic Objectives, Business Results & Project Execution
Assessment Criteria	vs. U.S. Petroleum Industry Benchmark	Rank Position vs. Industry Peers	Rank Position vs. Industry Peers	vs. Average of Industry Peers	CC Assessment
Status	Leading	Leading	Leading	Not Leading	Strong Results (see page 7)

*Highest priority metrics considered by CC

1

EXXONMOBIL 2018 EXECUTIVE COMPENSATION OVERVIEW

Performance Share Program

Design Principles

Shareholder alignment ▪ By design, the majority of executive compensation is delivered in performance shares, aligning executive pay with the experience of long-term shareholders

Performance-based program using highest standards ▪ Level of performance share grant is determined by relative Company performance versus industry peers in five pre-established performance metrics

Performance metrics applied at grant ▪ Enables performance and restriction periods of 5 years, 10 years, and longer. This is important because the alternative of applying performance metrics at vest would require line of sight to credibly and practically set targets, thus requiring shorter performance and restriction periods. Shorter performance and restriction periods would be misaligned with our business model and the experience of long-term shareholders

Promotes retention and long-term view ▪ Majority of compensation delayed due to restriction periods up to three times longer than industry peers, with a significant portion restricted beyond retirement and at risk of forfeiture. This convention strengthens retention and achieves alignment with the experience of long-term shareholders

Annual Process to Set Performance Share Grants Based on Business Performance and Market Orientation

1. Compensation Committee (CC) sets preliminary award levels, based on external benchmarking
2. CC assesses Company performance relative to industry peers based on pre-established performance metrics
3. CC affects future market orientation by determining number of shares at grant based on relative Company performance assessed in Step 2
4. Stock price determines final market orientation of compensation at vest, 5 to 10+ years later


100th percentile
Median
42nd percentile*
0 percentile

2017 performance share award is over 60 percent of CEO's reported 2017 compensation, and was reduced versus his 2016 performance share award, reflecting the Compensation Committee's assessment of Company TSR performance per the process outlined above

**Market orientation of CEO position over 10-year period from 2007 to 2016 (page 5, chart 4)*

Long Restriction Periods

Longest restrictions in industry ▪ Restriction periods for senior executives far exceed typical three-year vesting that is common across most industries

Restrictions aligned with investment lead times of business ▪ Performance shares vest 50 percent in 5 years from grant date and 50 percent in 10 years or retirement, whichever is later; vesting is not accelerated upon retirement

Illustration of long-term orientation of performance share program


Awards GRANTED — based on business performance and market orientation
2017 18 19 20 21 2022 23 24 25 26 27 28 2029 30 31 32 33 34 35 36 37 38 2039
Awards VEST — valued at share price when vested

Illustration shows retirement at year-end 2029; last grant vests in 2039

2

Examples of Why Long Restriction Periods Align with ExxonMobil's Business Model

Example 1 Resource Development at Papua New Guinea (PNG) LNG

- Investment lead times in the oil and gas industry are often 10 years or longer

1993
ExxonMobil acquired interest in Hides field

Mid-1990s
Effort to develop Hides field to supply a future LNG development; 1997 Asian financial crisis and demand uncertainties led to the project being suspended

2004
Began effort to develop Hides field gas for supply by pipeline to Australia; project suspended in 2007

2009
PNG LNG full funding decision made, 16 years after initial investment

2014
PNG LNG start-up





Example 2 The Commodity Price Cycle

- ExxonMobil's longer restriction periods ensure that executives are required to hold shares through the commodity price cycle
- An alternate, formula-based program with short-term target setting and three-year vesting would enable executives to monetize performance shares at a much faster pace
- In this example, shares are granted to an executive each year over the most recent 10-year period (2008-2017). In 2013, on the eve of a greater-than-50-percent decline in crude price, only **8 percent** of awards granted in the ExxonMobil program had vested. In the alternate program with three-year vesting, **58 percent** of awards granted would have vested – **7 times more** than the ExxonMobil program
- ExxonMobil executives, through this design feature of longer restriction periods, are encouraged to take a long-term view in business decision-making

Vested Shares Available to Sell Immediately Prior to 2013 Crude Oil Price Collapse[2]


58%
7x more
8%
ExxonMobil
Alternate

3

EXXONMOBIL 2018 EXECUTIVE COMPENSATION OVERVIEW

Bonus Program

1. Size of annual bonus determined by a formula, aligned with **change in annual earnings**[3]

% change in annual earnings × 2/3 = % change in bonus program

2. Individual grant levels determined by the above formula and changes in pay grade; Compensation Committee can apply **negative discretion** for individual performance

3. Half of annual bonus delayed until cumulative **earnings per share** (EPS) reach a specified level; EPS threshold at $6.50 for 2014 through 2017 awards – **no reduction in EPS threshold during period of lower commodity prices and earnings**

The bonus program formula has been consistently applied in each of the last 16 years, including years in which earnings declined

Annual Bonus Award to CEO Position and ExxonMobil Earnings


Annual Bonus
(dollars in millions)
ExxonMobil Earnings[3]
(dollars in billions)
0
1
2
3
4
5
10
20
30
40
50
2008
09
10
11
12
13
14
15
16
2017

In 2017, the overall bonus program was increased by 40 percent versus 2016 due to stronger Company earnings performance, but is 42-percent lower than the 2008 program and 49-percent lower than the 2012 program. Mr. Woods' bonus increased more than the overall 2017 program to recognize his appointment as CEO (higher pay grade), and represented 11 percent of his 2017 reported pay

Benchmarking and Scale/Complexity

- Annual benchmarking conducted to assess market orientation of executive compensation and program design features
- All three of ExxonMobil's major business segments, on a stand-alone basis, would rank among other large companies based on revenue
- The Compensation Committee considers scale and complexity as relevant factors in assessing the appropriateness of pay levels
- Assessment of relative Company performance requires comparison against companies of similar scale and complexity **in the same industry** (pages 6 and 7)
  – Industry peers: Chevron, Royal Dutch Shell, Total, and BP

Scale of ExxonMobil vs. Benchmark Companies[4][5]

(2017 Revenue, dollars in billions)


250
200
150
100
50
0
ExxonMobil
ExxonMobil Downstream
AT&T
Ford
General Motors
Chevron
Verizon
General Electric
Boeing
IBM
Johnson & Johnson
Procter & Gamble
United Technologies
Pfizer
ExxonMobil Chemical
ExxonMobil Upstream

4

Compensation for CEO Position 1 Reported Pay 2 Reported Pay vs. Realized Pay Over 10-Year Period Pay granted to CEO position in 2017 is lower than 2016, reflective CEO’s realized pay represents, on average, 47 percent of total of new incumbent and decrease in the number of performance reported pay from 2008 to 2017 shares granted Salary Bonus Performance All Other Change in Reported Pay Realized Pay    Share Award Compensation Pension Value (dollars in millions) (dollars in millions, rounded)    40 $3.0 $2.2 35 $0.5 $0.6    30    25 $18.3 $19.7 $3.3    $0.3 20    15    $10.8    10 $2.4 $1.7 5    $1.8 $3.0 $3.2 $1.2 0 2015 2016 2017 2008 09 10 11(6) 12 13 14 15 16 2017 Total Reported Pay: Realized Pay as a Percentage of Reported Pay: $27.3 $27.4 $17.5 32% 31% 49% 71% 39% 56% 55% 57% 53% 29% 3 Realized Pay vs. Benchmark Companies(7) 4 Realized and Unrealized Pay (7) Realized pay is below the median of compensation benchmark Combined realized and unrealized pay for CEO position from companies for most of the period between 2007 to 2016 2007 to 2016 is at the 42nd percentile of compensation    benchmark companies ExxonMobil Compensation Benchmark Company: Median Highest Realized Pay: (dollars in millions) 80 37th 8 of 13 70    PERCENTILE POSITION 60 50 40 30 Combined Realized and Unrealized Pay: 20 42nd 8 of 13 10 0 PERCENTILE POSITION 2007 08 09 10 11(6) 12 13 14 15 2016    5

EXXONMOBIL 2018 EXECUTIVE COMPENSATION OVERVIEW

Company Performance

Headlines

- Industry-leading performance in Safety and Operations Integrity, ROCE, and Cash Flow from Operations and Asset Sales, over a **10-year period**
- 10-year TSR is not leading average of industry peers
- Strong Strategic Objectives, Business Results, and Project Execution performance
- Changes to metrics:
  - Added Cash Flow from Operations and Asset Sales
  - Removed Free Cash Flow and Shareholder Distributions, even though we continue to lead industry peers
  - Rationale for the changes in these metrics is described on page 8 (Footnote 8)

1 Safety and Operations Integrity


Lost-Time Injuries and Illnesses Rate:
ExxonMobil Workforce[9]
U.S. Petroleum Industry Benchmark[10]
(incidents per 200,000 work hours)
0.20
0.15
0.10
0.05
0
2008
09
10
11
12
13
14
15
16
2017

2 Cash Flow from Operations and Asset Sales[11]


10-Year Average
2017
(dollars in billions)
50
40
30
20
10
0
46.7
31.3
40.2
28.6
29.5
ExxonMobil
Chevron
Shell
Total
BP

3 Return on Average Capital Employed (ROCE)[11]


10-Year Average
2017
(percent)
20
15
10
5
0
17.6
12.6
9.2
9.1
7.0
ExxonMobil
Chevron
Shell
Total
BP

ROCE 10-Year Rolling Average[11]


ExxonMobil
Spread of Industry Peers[12]
(percent)
30
25
20
15
10
5
0
2008
09
10
11
12
13
14
15
16
2017

6

4 Total Shareholder Return (TSR)(13) Cumulative Shareholder Returns (13)    10-Year 2017 ExxonMobil Average of Industry Peers(12) Brent Price(14) (percent) (percent) (dollars per barrel) 30 40 120 25 30    80 20 20    40 15 10 10 0 0    6.8 5 3.2 3.6 –10    1.7 1.4 0 –20    Average –0.2 –5 of Industry –30    ExxonMobil Peers Chevron Shell Total BP 2008 09 10 11 12 13 14 15 16 2017 5 Strategic Objectives, Business Results, and Project Execution (15) Upstream    Growing value by upgrading resource portfolio Environmental    Responsibly providing energy to meet    growing needs of the world    Added 9.8 billion net oil-equivalent barrels of new resource,    reflecting strategic acquisitions and exploration success    Achieved significant milestones in algae research as well    Added 2.8 billion oil-equivalent barrels of proved reserves, as carbon capture and storage research    189-percent replacement of 2017 production(16)    Implemented enhanced methane reduction program    Captured 53 million exploration acres (gross) Financial    Unparalleled financial strength provides    Added over 200,000 oil-equivalent barrels per day of competitive advantage    gross production capacity through start-ups at Hebron and    Strongest balance sheet relative to industry peers supports    Odoptu Stage 2 pursuit and capture of all attractive opportunities Downstream    Providing highest-value products through most capital-efficient means    2017 Total Capitalization and Leverage (11)(17)    Completed four major Downstream projects to improve    profitability through expanded logistics capabilities for (Total Capitalization, dollars in billions)    greater market access and improved energy efficiency 500    Entered new markets in Mexico and Indonesia with fuels ExxonMobil    and lubricant branded sales 400    Shell Chemical    Strengthening major integrated complexes and    300 leveraging unique position to capture demand growth Chevron    Invested $3.8 billion in specialty businesses, advantaged    feedstock, and integration 200 Total BP    Increased aromatic production in Singapore to over    3.5 million tonnes per annum (MTA) by acquiring Jurong 100    Aromatics Corporation    Added 1.3 MTA new polyethylene capacity at Mont Belvieu, 0    5 10 15 20 25    Texas, plant (Leverage, percent)    7

E X X O NM O B IL 2 0 18 E X E C U T I V E C O M P E N S AT I O N O V E R V I E W Sound Governance Practices    Long restriction periods on performance shares result in required ownership CEO Stock Ownership that far exceeds typical stock ownership guidelines among compensation as Multiple of Base Salary benchmark companies ExxonMobil 36x —Executives see a one-for-one change in compensation through share price,    aligned with the experience of long-term shareholders —At retirement, ExxonMobil senior executives continue to have performance    shares unvested and at risk of forfeiture for 10 years —Unvested performance shares and the delayed payout of half of the annual    bonus are subject to forfeiture for resignation or detrimental activity, with    no accelerated payout at retirement    Bonus clawback policy Typical guideline    among compensation    No employment contracts, severance agreements, or change-in-control benchmark companies    arrangements for the CEO and other Named Executive Officers 6x    No guaranteed bonuses or additional grants to balance changes in value    of prior grants Footnotes (1) Pay means the sum of Realized Pay and Unrealized Pay as described in more detail on page 5 and in the related Frequently Used Terms on page 9. (2) In Example 2, for both the ExxonMobil and Alternate programs, 100 shares are granted each year from 2008 to 2017. For ExxonMobil performance share program, 50 percent of an annual grant of performance shares vests in 5 years and the other 50 percent vests in 10 years or retirement, whichever is later. For the hypothetical alternate formula-based program, shares would vest after 3 years based on TSR performance. Values shown represent percent of target shares that would pay out based on ExxonMobil’s actual relative three-year TSR rank versus our industry peers (see footnote 12). Payout schedule as follows: 200% of target if ranked 1; 150% of target if ranked 2; 100% of target if ranked 3; 50% of target if ranked 4; and, 0% of target if ranked 5. (3) Bonus program is based on estimates of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance. (4) Benchmark companies are the same companies noted in the 2017 Proxy Statement, except that General Motors replaced Caterpillar. See Frequently Used Terms on page 9 for a full list of benchmark companies. (5) Benchmark company data based on public information. Data represents the fiscal year ending in 2017. Excludes sales-based taxes and intersegment revenues. (6) Exercised last stock options granted in 2001 that would have expired in 2011. No stock options granted since 2001. (7) 2017 benchmark company data not available at time of publication. (8) Replaced Free Cash Flow (FCF) with Cash Flow from Operations and Asset Sales (CFOAS). CFOAS is more likely to drive desired behavior, as it focuses on cash generation and is neutral to uses of cash; FCF maximization could discourage investment. Removed Shareholder Distributions, as the Total Shareholder Return (TSR) metric reflects the value of dividend growth and share buybacks over time; distribution yield could inappropriately benefit from stock price decreases and vice versa. (9) Employees and contractors, includes XTO Energy Inc. data beginning in 2011. (10) Workforce safety data from participating American Petroleum Institute (API) companies; 2017 industry data not available at time of publication. (11) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. ROCE data for Total available from 1999. For definitions and more information, see Frequently Used Terms on page 9. (12) Industry peers include Chevron, Royal Dutch Shell, Total, and BP. (13) Growth rate of an investor’s holdings with reinvestment of dividends. Chevron, Royal Dutch Shell, Total, and BP weighted by market capitalization. (14) Annual data calculated as average of daily prices from Platts. (15) For more information, see the Summary Annual Report included with the Corporation’s 2018 Proxy Statement and available on our website at exxonmobil.com/annualreport. (16) Proved reserves exclude asset sales. (17) Total Capitalization defined as “Net Debt + Market Capitalization”; Leverage defined as “Net Debt / Total Capitalization.” 8

Frequently Used Terms

Please also read the footnotes on page 8 for additional definitions of terms we use and other important information.

Performance Share Program is the terminology used to describe our equity program to better reflect the strong connection between performance and pay.

Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. For consistency, CEO compensation on page 5, in charts 3 and 4, is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2017.

Reported Pay is Total Compensation reported in the Summary Compensation Table, except for 2008, where the grant date value of restricted stock as provided under current SEC rules is used to put all years of compensation on the same basis.

Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted earnings bonus units (EBUs), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.

Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company's closing stock price at fiscal year-end 2016 of unvested restricted stock awards; unvested long-term share- and cash performance awards, valued at target levels; and the "in the money" value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award.

Cash Flow from Operations and Asset Sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Summary Statement of Cash Flows. For additional information, see page 37 of the *Summary Annual Report* included with the Corporation's 2018 Proxy Statement.

Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation's net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see pages 36 and 37 of the *Summary Annual Report* included with the Corporation's 2018 Proxy Statement.

Total Shareholder Return (TSR) measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. TSR is subject to many different variables, including factors beyond the control of management. For additional information, see page 36 of the *Summary Annual Report* included with the Corporation's 2018 Proxy Statement.

Statements regarding future events or conditions are forward-looking statements. *Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to changes in oil and gas prices and other factors affecting our industry, technical or operating conditions, and other factors described in Item 1A Risk Factors in our most recent Form 10-K. References to oil-equivalent barrels and other quantities of oil and gas herein include amounts not yet classified as proved reserves under SEC rules, but which are expected to be ultimately moved into the proved category and produced in the future.*

The term "project" can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

9

Exxon Mobil Corporation Corporate headquarters 5959 Las Colinas Blvd. Irving, Texas 75039-2298 exxonmobil.com 002CSN8C5A Printed in U.S.A.